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   As filed with the Securities and Exchange Commission on November 2, 2000
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_______________________________________________________________________________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________
                                    Form 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                  ____________

                              GLOBAL CROSSING LTD.
             (Exact name of Registrant as specified in its charter)

                Bermuda                                     98-0189783
    (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                     Identification Number)


                                 Wessex House
                                45 Reid Street
                            Hamilton HM12, Bermuda
                                (441) 296-8600
                    (Address of Principal Executive Office)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

Securities to be registered pursuant to Section 12(b) of the Act:

                                               Name of Each Exchange
                    Title of Each Class        on which Each Class
                    to be so Registered        is to be Registered
                    -------------------        ---------------------

                    Common Stock               New York Stock Exchange
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           INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

           Incorporated by reference to the Registrant's Registration Statement on Form S-3/A filed with the Securities and Exchange Commission on April 3, 2000, File No. 333-32810.

Item 2.    Exhibits.

     3.1. Memorandum of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1/A filed on July 2, 199B8).

     3.2. Certificate of Incorporation of Change of Name of the Registrant dated April 30, 1998 (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1/A filed on July 23, 1998 (the "July 23, 1998 S-1/A")).

     3.3. Memorandum of Increase of Share Capital of the Registrant dated July 9, 1998 (incorporated by reference to Exhibit 3.4 to the July 23, 1998 S-1/A).

     3.4. Memorandum of Increase of Share Capital of the Registrant dated September 27, 1999 (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed on November 15, 1999 (the "November 15, 1999 10-Q")).

     3.5. Bye-laws of the Registrant as in effect on October 14, 1999 (incorporated by reference to Exhibit 3.2 to the November 15, 1999 10-Q).
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  November 2, 2000

                              GLOBAL CROSSING LTD.

                              By:  /s/ Mitchell C. Sussis
                                   ----------------------------------
                              Name:  Mitchell C. Sussis
                              Title: Secretary